Exhibit 99.1

FOR IMMEDIATE RELEASE

TOWER TECH HOLDINGS INC.

101 South 16th Street, P.O. Box 1957

Manitowoc, WI 54221-1957

(920) 684-5531

For more information contact:

Steve Huntington, CFO

TOWER TECH HOLDINGS INC. TO ACQUIRE
ENERGY MAINTENANCE SERVICE, LLC

-Expands Company’s Offerings to include
Operations, Maintenance and Repair Services-

MANITOWOC, WI, December 10, 2007 – Tower Tech Holdings Inc. (TWRT-OTC) announced today that it has signed a definitive agreement to acquire Energy Maintenance Service, LLC, a Gary, South Dakota-based full service provider to the wind industry.   EMS’s offerings include construction, operations and maintenance and component repairs.

“With the acquisition of EMS, our customer portfolio will expand to include major wind turbine manufacturers which represent a majority of the North American market,” said Cam Drecoll, CEO of Tower Tech.  Drecoll added, “EMS’s integrated service approach to wind customers is well-recognized in the industry and will serve as a springboard to further opportunities for Tower Tech.”

“Tower Tech is on track to become the premier provider of components and services to the wind energy industry,” said Joe Kolbach, President and Majority Owner of Energy Maintenance Service.  He continued, “I believe this transaction and our planned joint initiatives will greatly benefit our customers, employees, communities and shareholders.  We look forward to further announcements regarding additional locations and service offerings which are now possible through our partnership with Tower Tech.  Tower Tech’s management philosophy matches up very well with that of EMS regarding employees, allowing us to continue our commitment to advancing employee career growth through extensive training and development programs.”

EMS is a full service provider to the wind energy industry with over 170 employees throughout the United States.  EMS offers operations services which include engineering and construction, training and wind farm management.  EMS also offers repair and retrofit services, including gear box, blade and other component repairs.  EMS is led by Joe Kolbach, who will continue as part of the leadership team at Tower Tech after the closing of the transaction.

The terms of the transaction will be available on a separate form 8-K filed with the SEC.  The transaction is expected to close by the first quarter of 2008.

About Tower Tech Holdings Inc.

Tower Tech Holdings Inc. (TWRT-OTC) is dedicated to the production of components for energy and infrastructure-related industries. Tower Tech is primarily focused on the manufacture of components for the wind industry, including tower support structures through its Tower Tech Systems subsidiary and gearing systems through its Brad Foote Gear Works subsidiary. Tower Tech is headquartered in Manitowoc, Wisconsin and has additional locations in Cicero, Illinois and Neville Island, Pennsylvania.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.  Our forward-looking statements in this release generally relate to: (i) anticipated synergies created by the acquisition; (ii) expectations for additional services and locations; and (iii) intentions relating to employee programs and future structure of our leadership team.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) difficulties in integrating the merged businesses and our ability to successfully capitalize on the acquired business’s strengths and product offerings; (ii) unforeseen costs or liabilities that may arise in connection with the acquisition; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.

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